UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2021, Sterling Construction Company, Inc. (the “Company”), as borrower, and certain of its subsidiaries, as guarantors (the “Subsidiary Guarantors”), entered into a Second Amendment to Credit Agreement (the “Amendment”), dated as of June 28, 2021, with the financial institutions from time to time party thereto as lenders (the “Lenders”) and BMO Harris Bank N.A., as administrative agent for the Lenders (the “Agent”), which amends that certain Credit Agreement, dated as of October 2, 2019, as amended by that certain First Amendment to Credit Agreement, dated as of December 2, 2019, by and among the Company, the Subsidiary Guarantors, the Lenders and the Agent (as amended, the “Credit Agreement”). The Credit Agreement provides the Company with senior secured debt financing in an amount up to $475,000,000 in the aggregate, consisting of (i) a senior secured first lien term loan facility (the “Term Loan Facility”) in the amount of $400,000,000 (collectively, the “Credit Facility”) and (ii) a senior secured first lien revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $75,000,000 (with a $75,000 sublimit for the issuance of letters of credit and a $15,000 sublimit for swing line loans). The obligations under the Credit Facility are secured by substantially all assets of the Company and the Subsidiary Guarantors, subject to certain permitted liens and interests of other parties.

The Amendment modifies the Credit Agreement to (i) decrease the applicable margins with respect to the rates per annum applicable to Base Rate Loans (as defined in the Credit Agreement), Eurodollar Loans (as defined in the Credit Agreement), Letter of Credit (as defined in the Credit Agreement) fees and the commitment fee payable under the Revolving Credit Facility and Term Loan Facility; (ii) reduce the applicable percentages of excess cash flow required for application to mandatory prepayments of the Credit Facility; and (iii) decrease the amounts of the scheduled quarterly principal payments due under the Term Loan Facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On June 30, 2021, the company issued a press release relating to the Amendment. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1
Second Amendment to Credit Agreement, dated June 28, 2021, by and among Sterling Construction Company, Inc., the subsidiaries of the Company party thereto as Guarantors, the Lenders party thereto and BMO Harris Bank, N.A., as Administrative Agent

99.1	Press release dated June 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CONSTRUCTION COMPANY, INC.

Date:	June 30, 2021	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer